Exhibit 15.1

Kost Forer Gabbay & Kasierer 3 Aminadav St. Tel-Aviv 6706703, Israel Tel: 972 (3)6232525 Fax: 972 (3)5622555 www.ey.com

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption "Statement by Experts" and to the use of our reports dated June 14 , 2013 in the Registration Statement on Form 20-F of Can-Fite BioPharma Ltd., dated June 14 , 2013.

Yours truly,

/s/ KOST FORER GABBAY & KASIERER
Tel Aviv, Israel	KOST FORER GABBAY & KASIERER
June 14 , 2013	A Member of Ernst & Young Global